Exhibit 99.1

Galaxy Gaming Announces its Annual Meeting of Stockholders For 2024-

LAS VEGAS, NEVADA March 27, 2024 (GLOBE NEWSWIRE) -- Galaxy Gaming, Inc. (OTCQB: GLXZ) (“Galaxy” or the “Company”), a developer and distributor of online and land-based casino table games and enhanced systems, announced today that its annual meeting of stockholders will be held virtually on May 29, 2024, for stockholders of record as of April 2, 2024. The Notice of Stockholders Meeting will be provided to stockholders of record as of April 2, 2024, in accordance with applicable statutes and regulations.

Forward-Looking Statements

Certain statements in this release may constitute forward-looking statements, which involve a number of risks and uncertainties. Galaxy cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information due to a number of factors, including those listed from time to time in reports that Galaxy files with the Securities and Exchange Commission.

About Galaxy Gaming

Headquartered in Las Vegas, Nevada, Galaxy Gaming (galaxygaming.com) develops and distributes innovative proprietary table games, state-of-the-art electronic wagering platforms and enhanced bonusing systems to land-based, riverboat, and cruise ship casinos worldwide. In addition, directly and through its wholly owned subsidiary, Progressive Games Partners LLC, Galaxy licenses proprietary table games content to the online gaming industry. Connect with Galaxy on Facebook, YouTube and Twitter.

Contact:

Media: Phylicia Middleton (702) 936-5216

Investors: Harry Hagerty (702) 938-1740